Exhibit 10.52

TAYLOR CAPITAL GROUP, INC.

OFFICER AND EMPLOYEE

2008 NON-QUALIFIED STOCK OPTION AGREEMENT

NOTICE OF OPTION GRANT

Name of Optionee: Hoppe, Mark A.

You have been granted an option to purchase shares of Common Stock (“Shares”) of Taylor Capital Group, Inc. (the “Company”) as follows (the “Option”):

Date of Award:	February 4, 2008

Exercise Price per Share:	$19.99

Total Number of Options Granted:	50,000

Expiration Date: 8 years from the Date of the Option Grant/ February 4, 2016

Vesting Schedule: This option may not be exercised prior to the first anniversary of the Date of Grant. Thereafter, this option may be exercised to a maximum cumulative extent of 25% of the total shares covered by this option on and after the first anniversary of the Date of Grant, 50% of the total shares on and after the second anniversary of the Date of Grant, 75% of the total shares on and after the third anniversary of the Date of Grant, and 100% of the total shares on and after the fourth anniversary of the Date of Grant.

The Optionee and the Company hereby agree that this Option is granted under and governed by the terms and conditions of the 2008 Non-Qualified Stock Option Agreement, which is attached hereto and made an integral part hereof, and the Taylor Capital Group, Inc. 2002 Incentive Compensation Plan. The Company and Optionee each agree to be bound by all of the terms and conditions set forth in the 2008 Non-Qualified Stock Option Agreement.

Taylor Capital Group, Inc.

By:	/s/ BRUCE W. TAYLOR

Its:	Chief Executive Officer

TAYLOR CAPITAL GROUP, INC.

NON-QUALIFIED STOCK OPTION

In consideration of the premises, mutual covenants and agreements herein, the Company and the Optionee agree as follows:

GRANT OF OPTION

Grant of Option. Taylor Capital Group, Inc. (the “Company”) hereby grants to Mark A. Hoppe (the “Optionee”) an option (the “Option”) to purchase that number of shares of Common Stock of the Company (“Shares”) set forth under the heading “Total Number of Options Granted” in the Optionee’s Notice of Option Grant (the “Notice”), and at the Exercise Price per Share set forth in the Notice, subject to the provisions of the Notice and this 2008 Non-Qualified Stock Option Agreement (both documents collectively referred to as the “Agreement”).

Tax Status. This Option is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

Subject to Plan. This Option is subject to all of the terms and conditions of the Taylor Capital Group, Inc. 2002 Incentive Compensation Plan, as amended and restated as of April 26, 2007 (the “Plan”), as the same may be further amended from time to time.

VESTING

Vesting Schedule. Subject to the terms of Section 2.3, the Option shall become vested and exercisable, if at all, at the time or times and as to that number of Shares determined in accordance with the Vesting Schedule set forth in the Notice.

Termination of Vesting. Subject to Section 2.3, in the event the Optionee’s employment with the Company or the Bank (or any other employment, consulting, advisory or service relationship or arrangement with the Company, the Bank or any Subsidiary (as defined below)) is terminated for any reason, (i) no further vesting (pro rata or otherwise) shall occur from and after the occurrence of such event, and (ii) the Option shall terminate in accordance with Article 4 hereof.

Acceleration of Vesting. Notwithstanding the Vesting Schedule set forth in the Notice, this Option shall accelerate and become immediately vested and exercisable as to any Shares that have not otherwise vested as of the termination of the Optionee’s employment with the Company, the Bank or any Subsidiary by reason of the Optionee’s death, Disability or Retirement, by the Company without Cause, as a result of the

Company’s delivery of a notice of its intent not to renew the term of the Employment Agreement without Cause, or by the Optionee for Good Reason (as those terms are defined below).

Definitions. For purposes of this Option, the following terms shall have the following meanings:

“Bank” means Cole Taylor Bank.

“Cause” means: (a) Optionee has committed an act of dishonesty that results, or is intended to result, in material gain or personal enrichment of Optionee or has, or is intended to have, a material detrimental effect on the reputation or business of the Bank or the Company; (b) Optionee has committed an act or acts of fraud, moral turpitude or constituting a felony (other than relating to the operation of a motor vehicle); (c) any material breach by Optionee of any provision of the Employment Agreement that, if curable, has not been cured by Optionee within thirty (30) days of written notice of such breach from the Bank or the Company; (d) an intentional act or willful gross negligence on the part of Optionee that has, or is intended to have, a material, detrimental effect on the reputation or business of the Bank or the Company; (e) Optionee’s refusal, after thirty (30) days written notice thereof, to perform specific reasonable directives from the board of directors of the Bank or the Company that are reasonably consistent with the scope and nature of his duties and responsibilities, as set forth in the Employment Agreement; or (f) Optionee being barred or prohibited by any governmental authority or agency from holding the position of Chief Executive Officer of the Bank or the Company. The decision to terminate Optionee’s employment for Cause, to take other action or to take no action in response to any occurrence shall be in the sole and exclusive discretion of the board of directors of the Company. No act or failure to act shall be considered “intentional” unless it is done, or omitted to be done, by the Optionee in bad faith or without reasonable belief that Optionee’s action or omission was in the best interests of the Bank or the Company; and provided further that no act or omission shall constitute Cause hereunder absent such a finding by the board of directors of the Company.

“Disability” for the purposes of this Agreement, shall be deemed to have occurred if the Company determines that Optionee has a physical or mental impairment, as confirmed by a licensed physician selected by the Company, which renders Optionee unable to engage in any substantial gainful activity, and is expected to result in death or is expected to last for a continuous period of not less than twelve (12) months. This definition of “Disability” is intended to comply with section 409A of the Code, and the regulations promulgated thereunder, and shall be interpreted and administered in accordance with said provisions. Termination due to disability shall be deemed to have occurred upon the first day of the month following the determination of Disability as defined in the preceding sentence.

“Employment Agreement” means the Executive Employment Agreement dated as of January 30, 2008 by and among Optionee, the Company and the Bank.

“Good Reason” shall mean the occurrence of any of the following events unless, (A) such event occurs with the Optionee’s express prior written consent, (B) the event is an isolated, insubstantial or inadvertent action or failure to act which is remedied by the Company or the Bank promptly after receipt of notice thereof given by the Optionee, (C) the event occurs in connection with the termination of the Optionee’s employment for Cause, Disability or death or (D) the event occurs in connection with the Optionee’s voluntary termination of employment other than due to the occurrence of one of the following events:

(1) a material adverse change in the nature or scope of the authorities, powers, functions, duties or responsibilities attached to Optionee’s position (including, but not limited to, Optionee not being re-elected or removed from his positions with the Bank or the Company); or

(2) a change in the Optionee’s principal office to a location outside of Cook County, DuPage County or Lake County; or

(3) any material reduction in Optionee’s base salary and bonus opportunity (other than permitted proportionate reductions applicable to all similarly situated senior executives of the Bank, unless such reduction occurs during the two year period commencing upon a Change in Control); or

(4) a material breach of the Employment Agreement by the Company or the Bank.

Anything herein to the contrary notwithstanding, the Optionee shall be required to give written notice to the Board of Directors of the Company that the Optionee believes an event has occurred that constitutes a Good Reason event within ninety (90) days of the initial occurrence, which written notice shall specify the particular act or acts, on the basis of which the Optionee intends to so terminate the Optionee’s employment, and the Company shall then be given the opportunity, within thirty (30) days of its receipt of such notice, to cure said event. Optionee’s termination shall not be considered to be a termination for Good Reason unless such termination occurs within one hundred twenty (120) days after the occurrence of the Good Reason event.

“Retirement” shall mean the termination of the Optionee’s employment with the Company, the Bank or any Subsidiary for any reason other than for Cause at or after Optionee reaches age 65 with 5 years of service.

“Subsidiary” or “Subsidiaries” shall mean any corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentages may be approved by the Compensation Committee, are owned, directly or indirectly, by the Company.

Any capitalized terms not otherwise defined in this Agreement shall have the meaning set forth in the Plan.

EXERCISE OF OPTION

Right to Exercise. The Option may be exercised, to the extent then exercisable, at any time and from time to time prior to the Expiration Date stated in the Notice. Subject to Section 6.6 hereof, this Option shall be exercisable, during the Optionee’s lifetime, only by the Optionee or, in the event of the Optionee’s Disability, by the Optionee’s legal representative or guardian, as the case may be. In the event of the Optionee’s death, to the extent this Option remains exercisable thereafter, this Option may be exercised by the Optionee’s estate or the person or persons to whom the Option passes by will or the laws of descent and distribution.

Manner of Exercise. The Option may be exercised, to the extent then exercisable, by delivering written notice to the Secretary of the Company, in such form as the Company may require from time to time; provided, however, that the Option may not be exercised at any one time other than in multiples of twenty-five (25) Shares (unless the exercise is with respect to the remaining number of Shares as to which the Option is then exercisable). Such notice of exercise shall specify the number of Shares as to which the Option is being exercised, and shall be accompanied by full payment of the Exercise Price for such Shares.

Payment of Exercise Price. Payment of the Exercise Price shall be made (i) in cash or check made payable to the Company, (ii) by tendering (or certifying as to ownership of) previously acquired Shares held for at least six (6) months by the Optionee (or such longer period as may be required to avoid a charge to the Company’s earnings for financial accounting purposes) valued at Fair Market Value as of the date of delivery, or (iii) any combination of the above.

In addition, in the event that shares of common equity securities of the Company are registered under the Securities Exchange Act of 1934, payment of the Exercise Price hereunder may, in the sole discretion of the Compensation Committee, also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

Compliance with Employment Agreement. The Optionee’s right to exercise any unexercised Options shall terminate and such Options shall be forfeited in the event that Optionee breaches any of his obligations set forth in Sections 8, 9, 10, 11, 12 and 13 of the Employment Agreement.

Withholding Taxes. The Company shall have the right to deduct from any compensation or any other payment of any kind (including withholding the issuance of Shares) due the Optionee, the amount of any federal, state or local taxes required by law to be withheld as the result of any exercise of this Option; provided, however, that the value of any Shares withheld by the Company upon the exercise of the Option may not exceed the statutory minimum withholding amount required by law. In lieu of such deduction, the Company may require the Optionee to make a cash payment to the Company equal to the amount of taxes required to be withheld. If the Optionee does not make such payment when requested, the Company may refuse to issue any Shares under this Option until arrangements satisfactory to the Company for such payment have been made.

Issuance of Shares. Subject to Section 3.7 hereof, upon exercise of the Option in accordance with the terms of this Agreement, the Company shall issue in the name of the Optionee the number of Shares so paid for in such exercise, in the form of fully paid and nonassessable Shares.

Securities Law Considerations. If at any time during the term of the Option, the Company shall be advised by its counsel that Shares issuable upon exercise of the Option are required to be registered under the Federal Securities Act of 1933, as amended (the “1933 Act”), or under applicable state securities laws, or that delivery of such Shares must be accompanied or preceded by a prospectus meeting the requirements of the 1933 Act or of any applicable state securities laws, issuance of Shares by the Company may be deferred until such registration is effected or a prospectus available or an appropriate exemption from registration is secured. The Optionee shall have no interest in the Shares covered by this Option unless and until such Shares are issued. The Optionee agrees and acknowledges that the Option may not be exercised unless the foregoing conditions are satisfied.

TERMINATION OF OPTION

Lapse of Option. Unless earlier terminated as provided in this Article 4 or in Article 5, the Option shall terminate, and be of no force or effect after 5:00 p.m. (Central Standard or Daylight Time, which ever is in effect), on the Expiration Date specified in the Notice.

Termination of Employment. Except as provided in Article 5, the Option shall, unless otherwise provided in the Notice of Option Grant, terminate and lapse upon a termination of Optionee’s employment or service relationship with the Company, the Bank or the Company’s Subsidiaries as follows:

immediately upon a termination of Optionee’s employment or service relationship for Cause;

ninety (90) days following the termination of Optionee’s employment or service relationship for any reason, including but not limited to the delivery by the Company of a notice of its intent not to renew the term of the Employment Agreement without Cause, other than a termination by the Company for Cause, by the Optionee for Good Reason, or by reason of Optionee’s death, Permanent Disability, or Retirement; or

one (1) year following a termination of the Optionee’s employment or service relationship by Optionee for Good Reason, or by reason of Optionee’s death, Disability, or Retirement, provided however that in no event shall this Option remain exercisable beyond the Expiration Date.

Leave of Absence. For purposes of this Agreement, the Optionee’s employment or service with the Company, the Bank or any Subsidiary shall not be deemed to terminate if the Optionee takes any military leave, sick leave, maternity leave, or other bona fide leave of absence approved by the Company of ninety (90) days or less. In the event of a leave in excess of ninety (90) days, solely for purposes of this Agreement and the Option, the Optionee’s employment or service shall be deemed to terminate on the ninety-first (91st) day of the leave unless the Optionee’s right to re-employment with the Company, the Bank or any Subsidiary remains guaranteed by statute or contract, unless the Compensation Committee, in its sole discretion, shall provide for a longer leave of absence. Notwithstanding the foregoing, unless otherwise determined by the Compensation Committee (or required by law), any leave of absence shall not be considered as continuing employment or service with the Company, the Bank or any Subsidiary for purposes of vesting in additional Shares during such leave pursuant to Section 2.1 of this Agreement.

CHANGE IN CONTROL; ADJUSTMENTS

Consequences of a Change in Control.

Notwithstanding any other provision of this Option to the contrary, whether express or implied, the Compensation Committee may, in its sole discretion, by providing at least 30-days prior written notice to the Optionee, elect to (i) accelerate the Expiration Date of the Option to the effective date of the Change in Control and (ii) require that in lieu of the exercise of the Option, the Optionee be provided with a net payment as set forth in this Section 5.1. Any payments to be made to Optionee under this Section 5.1 shall be in an amount equal to the excess, if any, of (i) the Fair Market Value of a share of Common Stock on the effective date of the Change in Control over (ii) the Exercise Price per Share, multiplied by the number of Shares remaining available under this Option, less any required withholding taxes. Payments under this Section 5.1 shall be made, in the sole discretion of the Company, (i) in cash, (ii) in the form of the consideration being paid to holders of shares of Common Stock in connection with such Change in Control, or (iii) any combination of the foregoing.

Change in Control. For purposes of this Agreement, a “Change in Control” shall mean any of the following:

a change in the ownership of the Company or the Bank (as defined in Treasury Regs. Section 1.409A-3(i)(5)(v)) (other than a transfer to a group comprised of members of the Taylor Family or an Employee Stock Ownership Plan established by the Company); or

a change in effective control of the Company or the Bank (as defined in Treasury Regs. Section 1.409A-3(i)(5)(vi)), or a change in the ownership of a substantial portion of the assets of the Company or the Bank (as defined in Treasury Regs. Section 1.409A-3(i)(5)(vii)).

However, a Change in Control shall not occur under Subparagraphs (a), (b) or (c) if the Taylor Family continues to be the beneficial owner, directly or indirectly, of more than 30% of the combined voting power of the then outstanding securities of the Company (or of the Bank for a Change in Control under Subparagraph (c) involving the Bank), and no other person or group is or becomes the beneficial owner, directly or indirectly, of securities of the Company (or the Bank for a Change in Control under Subparagraph (c) involving the Bank) having combined voting power greater than that beneficially owned, directly or indirectly, by the Taylor Family.

For purposes of this definition of Change in Control, the Taylor Family means (i) Iris Taylor and the Estate of Sidney J. Taylor, (ii) a descendant (or a spouse of a descendant) of Sidney J. Taylor and Iris Taylor, (iii) any estate, trust, guardianship or custodianship for the primary benefit of any individual described in (i) or (ii) above, or (iv) a proprietorship, partnership, limited liability company, or corporation controlled directly or indirectly by one or more individuals or entities described in (i), (ii), or (iii) above.

For purposes of this definition of Change in Control, Employee Stock Ownership Plan means a retirement plan that is qualified under Section 401(a) of the Internal Revenue Code and is sponsored by the Company (or a member of its controlled group, as determined under Section 414(b) of the Internal Revenue Code).

The term “Exchange Act” means the Securities Exchange Act of 1934. The terms “beneficial owner” and “beneficially owned” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

The term “outstanding securities” when used in the context of the “combined voting power of the Company’s then outstanding securities” shall mean only the common stock of the Company and securities convertible into such common stock.

Adjustments. This Option shall be subject to adjustment as provided in Section 10 of the Plan. Such adjustments shall be final, binding and conclusive. No fractional shares will be issued pursuant to the Option on account of any such adjustments.

MISCELLANEOUS

Administration. This Option shall be administered by the Compensation Committee or its delegate as provided in Section 3 of the Plan.

No Guarantee of Employment or Service; Compensation. Nothing in this Agreement shall be construed as an employment, consulting or similar contract for services between the Company, the Bank or any Subsidiary and the Optionee. Any benefit derived under the Agreement shall not be considered normal or expected compensation for purposes of calculating any severance, resignation, bonus, pension, retirement or similar payments or benefits.

No Rights of a Shareholder. The Optionee shall not have any of the rights of a shareholder of the Company with respect to the Shares that may be issued upon the exercise of the Option unless and until such time as the Shares are issued to the Optionee following an exercise. No adjustment shall be made for dividends or other distributions made by the Company to its shareholders or other rights for which the record date is prior to the date on which the Optionee is admitted as a shareholder with respect to Shares that may be issued upon the exercise of the Option.

The Company’s Rights. The existence of the Option shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other securities with preference ahead of or convertible into, or otherwise affecting the Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business, or any other act or proceeding, whether of a similar character or otherwise.

Optionee. Whenever the word “Optionee” is used in any provision of this Agreement,

under circumstances where the provision should logically be construed to apply to the estate, personal representative or beneficiary to whom this Option may be transferred by will or by the laws of descent and distribution, the word “Optionee” shall be deemed to include such person.

Nontransferability of Option. Except as provided in Section 3.1 and in this Section 6.6, this Option is not transferable by the Optionee otherwise than by will or the laws of descent and distribution, and is exercisable, during the Optionee’s lifetime, only by him. Subject to the prior written consent of the Compensation Committee, this Option may transferred, in whole or in part, to a spouse or lineal descendant of the Optionee (a “Family Member”), a trust for the exclusive benefit of Family Members, a partnership or other entity in which all the beneficial owners are the Optionee and/or Family Members, or any other entity affiliated with the Optionee that may be approved by the Compensation Committee. Subsequent transfers of this Option shall be prohibited except in accordance with this Section 6.6. All terms and conditions of this Option, including provisions relating to the termination of the Optionee’s employment or service with the Company, shall continue to apply following a transfer made in accordance with this Section 6.6.

Entire Agreement; Modification. Except as provided in the Plan and the Notice, this Agreement contains the entire agreement between the parties with respect to the subject matter contained herein, and may not be modified, except as provided in a written document signed by each of the parties hereto. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement shall be void and ineffective for all purposes.

Severability. In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by a governmental authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability, to the maximum extent permissible by law, (a) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (b) by or before any other authority of any of the terms and provisions of this Agreement.

Code Section 409A. This Option is intended to be exempt from Section 409A of the Code, and the regulations and guidance promulgated thereunder (“Section 409A”). Notwithstanding the foregoing or any provision of the Plan or this Option to the contrary, if any provision of this Option or the Plan contravenes Section 409A or could cause the Optionee to incur any tax, interest or penalties under Section 409A, the Committee may, in its sole discretion and without the Optionee’s consent, modify such provision to comply with, or avoid being subject to, Section 409A, or to avoid the incurrence of taxes, interest and penalties under Section 409A.

Conflicts. In the event of any conflict between the terms of this Agreement and the Optionee’s Notice of Option Grant, the terms of such Notice of Option Grant shall control.

Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Illinois (regardless of the law that might otherwise govern under applicable Illinois principles of conflict of laws).